THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-E

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED MARCH 1, 1996
CUSIP # 126691                    Distributions Date          11/25/96



                                                     SINGLE          TOTAL
Reduction of the Stated Amount of Certificates     CERTIFICATE       AMOUNT
Class A-1 Certificates.          TJ3              $135.00832802   1,964,570.85
Class A-2 Certificates.          TK0                $3.18903338     315,355.51
Class A-3 Certificates.          TL8                $3.18903334     157,004.10
Class A-4 Certificates.          TM6                $0.61822933      11,874.92
Class A-5 Certificates.          TN4                $0.00000000           0.00
Class PO Certificates.           TP9                $0.84244945          42.44
Class A-R Certificates.          TU8                $0.00000000           0.00
Class X Certificates.            TQ7                $0.00000000           0.00
Class B-1 Certificates.          TR5                $0.61822939       9,557.04
Class B-2 Certificates.          TS3                $0.61822968       3,413.23
Class B-3 Certificates.          TT1                $0.61823036       2,047.94
Class B-4 Certificates.          N/A                $0.61823036       1,160.50
Class B-5 Certificates.          N/A                $0.61823319         409.59
Class B-6 Certificates.          N/A                $0.61823051       1,160.50

                                           Total                  2,466,596.62

Aggregate amount of any Principal Prepayments                    $2,275,201.39



                                                      SINGLE              TOTAL
Amounts distributed representing interest           CERTIFICATE          AMOUNT
Class A-1 Certificates.                             $0.78192327          11,378.14
Class A-2 Certificates.                             $5.77499999         571,075.26
Class A-3 Certificates.                             $5.83333328         287,189.61
Class A-4 Certificates.                             $5.80983148         111,594.97
Class A-5 Certificates.                             $0.00000000               0.00
Class PO Certificates.                              $0.00000000               0.00
Class A-R Certificates.                             $0.00000000               0.00
Class X Certificates.                               $1.12890724         245,313.98
Class B-1 Certificates.                             $5.80983183          89,812.61
Class B-2 Certificates.                             $5.80983174          32,075.93
Class B-3 Certificates.                             $5.80983305          19,245.56
Class B-4 Certificates.                             $5,80983117          10,905.82
Class B-5 Certificates.                             $5,80982828           3,849.11
Class B-6 Certificates.                             $5.80983256          10,905.82
                                                Total                 1,393,346.81

Amount  of  shortfall  which  is  less  than  the  full  amount  that  would  be distributed:
           Principal                                               0.00
           Interest                                                0.00


Stated Amount of Certificates after this        ORIGINAL             SINGLE                 TOTAL
Distribution                                    BALANCE            CERTIFICATE              AMOUNT
Class A-1 Certificates.                     14,551,479.00           $0.00000000                   $0.00
Class A-2 Certificates.                     98,887,491.00         $996.81096662          $98,572,135.49
Class A-3 Certificates.                     49,232,505.00          996.81096666          $49,075,500.90
Class A-4 Certificates.                     19,207,953.00          995.35290825          $19,118,691.88
Class A-5 Certificates.                     10,200,000.00       $1,047.63064216          $10,685,832.55
Class PO Certificates.                          50,376.91         $993.61651995              $50,055.33
Class A-R Certificates.                            100.00           $0.00000000                   $0.00
Class X Certificates.                      217,302,158.28         $932.16873345         $202,562,277.66
Class B-1 Certificates.                     15,458,728.00         $995.35290679          $15,386,889.85
Class B-2 Certificates.                      5,520,974.00         $995.35290874           $5,495,317.53
Class B-3 Certificates.                      3,312,584.00         $995.35290577           $3,297,190.11
Class B-4 Certificates.                      1,877,132.00         $995.35289474           $1,868,408.77
Class B-5 Certificates.                        662,517.00         $995.35291925             $659,438.23
Class B-6 Certificates.                      1,877,131.55         $995.35289895           $1,868,408.33

                                                        Total          206,077,868.97

The Pool Stated Principal Balance for the following
Distribution Date:                                            206,077,869.02

Senior Percentage for the following Distribution
Date                                                          90.8050642409%
Subordinated Percentage for the following
Distribution Date                                              9.1949357591%

Amount of the Master Servicing Fees paid to or
retained by the Master Servicer with respect to
such Distribution Date                                             68,866.31


Pass-Through Rate for each such Class of Certificates

Class A-1 Certificates.                         6.95000%
Class A-2 Certificates.                         6.93000%
Class A-3 Certificates.                         7.00000%
Class A-4 Certificates.                         7.00000%
Class A-5 Certificates.                         7.00000%
Class PO Certificates.                            N/A
Class A-R Certificates.                           N/A
Class X Certificates.                           1.38683%
Class B-1 Certificates.                         7.00000%
Class B-2 Certificates.                         7.00000%
Class B-3 Certificates.                         7.00000%
Class B-4 Certificates.                         7.00000%
Class B-5 Certificates.                         7.00000%
Class B-6 Certificates.                         7.00000%

Amount of Advances included in the distribution on
this Distribution Date                                           33,386.64

Aggregate amount of Advances outstanding as of the
close of business on such Distribution Date.                     42,825.52

A. The number and aggregate principal amounts of Mortgage Loans delinquent

           30 to 59 days                   22                  3,176,817.92
           60 to 89 days                    7                    797,237.61
           90 or more                       2                    172,963.99

B. The number and aggregate principal amounts of Mortgage Loans in foreclosures

           In foreclosure                   12                  1,355,623.30

Loan number and Stated Principal Balance
of any Mortgage  loan that became an
REO Property duringthe preceding calendar
month                                        0                          0.00

Total number and principal balance of
any REO Properties as of the close of
business on the Determination Date preceding
such Distribution Date                                                  0.00

Senior Prepayment Percentage for following
Distribution Date                                            100.0000000000%

Aggregate amount of Realized Losses incurred during preceding month

Agggregate amount of Realized Losses through
Distribution Date                                                       0.00

Special Hazard Loss Coverage Amount                             2,084,824.93
Required Fraud Loss Coverage                                    6,625,169.00
Current Bankruptcy Coverage                                       100,000.00